Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1 TO

SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT (this “Amendment”) is made as of October 12, 2017, among World Omni Financial Corp., a Florida corporation (“World Omni”), World Omni Auto Receivables LLC, a Delaware limited liability company (“WOAR”), and World Omni Auto Receivables Trust 2016-A, a Delaware statutory trust (the “Issuing Entity”).

WHEREAS World Omni, as Servicer, WOAR, as Depositor, and the Issuing Entity are parties to the Sale and Servicing Agreement, dated as of March 23, 2016 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”). Capitalized terms used herein but not otherwise defined have the meanings set forth in Appendix A to the Sale and Servicing Agreement;

WHEREAS the parties desire to amend the Sale and Servicing Agreement pursuant to Section 10.01(b) thereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.      Amendments to Sale and Servicing Agreement. The Sale and Servicing Agreement is hereby amended as follows:

(A)	Section 5.06(ii)(I) of the Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“(I)       (a) first, to the Reserve Account, the amount necessary to reinstate the balance in the Reserve Account up to the Total Reserve Amount; and (b) then to the Certificateholders, any remaining amounts, provided the Indenture Trustee has not received written instruction from the Certificateholders of 100% percentage interest in the Certificates to redeposit all or a portion of such Total Available Funds due such Certificateholders into the Collection Account.”

(B)	Section 5.07(b) of the Sale and Servicing Agreement is hereby amended by deleting the term “Required Reserve Amount” therein and replacing it with the term “Total Reserve Amount.”

(C)	The definition of “Available Funds” in Appendix A Part I of the Sale and Servicing Agreement is hereby amended by deleting the term “Required Reserve Amount” therein and replacing it with the term “Total Reserve Amount.”

(D)	The table captioned “Distribution of Available Funds” under the caption “Flow of Funds” in Exhibit B Form of Servicer’s Certificate of the Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

“Distribution of Available Funds

(1) Asset Representations Reviewer Amount (up to $150,000 per year)

(2) Class A Interest

(3) Noteholders’ First Priority Principal Distributable Amount

(4) Class B Interest

(5) Noteholders’ Second Priority Principal Distributable Amount

(6) Required Reserve Amount

(7) Noteholders’ Principal Distributable Amount

(8) Asset Representations Reviewer Amount (in excess of 1)

(9)(a) Supplemental Reserve Amount

(9)(b) Distribution to Certificateholders”

(E)	The following definitions are hereby added to Appendix A Part I of the Sale and Servicing Agreement in the appropriate alphabetical order:

““Supplemental Reserve Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) $20,000,000 and (ii) the excess, if any, of the Outstanding Amount of the Notes over the Required Reserve Amount.”

““Total Reserve Amount” means, with respect to any Payment Date, an amount equal to the sum of the Required Reserve Amount and the Supplemental Reserve Amount.”

2.	Effectiveness. This Amendment shall become effective on October 12, 2017.

3.	Limitation of Liability of Owner Trustee and Indenture Trustee.

(A)	It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant of the Issuing Entity, either expressed or implied, contained herein, all such liability of U.S. Bank Trust National Association in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) U.S. Bank Trust National Association has made no investigation into the accuracy or completeness of any representations or warranties made by the Issuing Entity in this Amendment, and (v) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Amendment or any other related documents.

(B)	Notwithstanding anything contained herein to the contrary, this Amendment has been acknowledged and consented to by The Bank of New York Mellon, not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York Mellon have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Amendment, the Indenture Trustee shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

4.        Action by Owner Trustee. The Administrator hereby certifies that this Amendment is authorized or permitted by the Basic Documents and that all of the conditions precedent in the Basic Documents for the execution and delivery of this Amendment by the Issuing Entity have been complied with and the Certificateholder directs the Owner Trustee on behalf of the Issuing Entity, to execute this Amendment.

5.        Miscellaneous. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Sale and Servicing Agreement and shall not constitute a novation of the Sale and Servicing Agreement; and the Sale and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Sale and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

WORLD OMNI FINANCIAL CORP.
Servicer and Administrator

By: /s/ Bryan Romano
Name: Bryan Romano
Title: Assistant Treasurer

WORLD OMNI AUTO RECEIVABLES LLC
Depositor

By: /s/ Bryan Romano
Name: Bryan Romano
Title: Assistant Treasurer

WORLD OMNI AUTO RECEIVABLES TRUST 2016-A

By: U.S. BANK TRUST NATIONAL ASSOCIATION,

not in its individual capacity, but solely as

Owner Trustee on behalf of the Issuing Entity

By: /s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

Acknowledged and Consented To:

THE BANK OF NEW YORK MELLON,
not in its individual capacity, but solely as Indenture Trustee

By: /s/ Michael D. Commisso
Name: Michael D. Commisso
Title: Vice President

Signature Page to Amend No. 1 (WOART 2016-A)

The undersigned hereby consents to this Amendment No. 1 to Sale and Servicing Agreement and the direction in Section 4:

WORLD OMNI AUTO RECEIVABLES LLC,
as holder of 100% of the Outstanding Amount

of the Certificates

By: /s/ Bryan Romano
Name: Bryan Romano
Title: Assistant Treasurer

Signature Page to Amend No. 1 (WOART 2016-A)